Exhibit 3.2
CERTIFICATE OF INCORPORATION
OF
TRAVELZOO INC.
      FIRST: The name of the Corporation is Travelzoo Inc.
      SECOND: Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("GCL").
      FOURTH:
      A.     Classes and Number of Shares.
                The total number of shares of stock which the Corporation shall have authority to issue is 40,000,000 shares of common stock of the par value of $0.01 each, amounting in the aggregate to Four Hundred Thousand Dollars ($400,000) ("Common Stock"), and 5,000,000 shares of preferred stock of the par value of $0.01 each, amounting in the aggregate to $50,000 ("Preferred Stock").
      B.     Preemptive Rights.
                Except as may otherwise be provided by agreement among stockholders of the Corporation, no stockholder of any class of stock of the Corporation shall have any preemptive right to acquire any additional shares of stock of the Corporation of any class or series or any security convertible into, or exercisable or exchangeable for, such stock.
      C.     Terms of Common Stock.
                The voting powers and relative, participating, optional and other special rights of the Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:
                1.     Voting Rights and Powers. Except as provided in the GCL, the holders of shares of the Common Stock shall vote together as a single class (with the holders of all series of Preferred Stock entitled to vote together with the holders of the shares of Common Stock) on all matters as to which such holders are entitled to vote.
                2.     Dividend Rights. No cash dividends may be declared and paid upon the Common Stock so long as any Preferred Stock is outstanding. Thereafter, cash dividends may be declared and paid upon the Common Stock in such amounts and at such times as the Board of Directors may determine. Funds otherwise legally available for the payment of dividends on the Common Stock shall not be restricted or reduced by reason of there being any excess of the aggregate preferential amount of any series of Preferred Stock outstanding over the aggregate par value thereof.
                3.     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for payment of holders of any outstanding shares of Preferred Stock the full preferential amounts to which they are entitled, the entire remaining assets and funds of the Corporation legally available for distribution, if any, to its shareholders shall be distributed ratably among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

      D.     Preferred Stock.
      Subject to the requirements of the GCL and the provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized to cause any number of the authorized and undesignated shares of Preferred Stock to be issued from time to time in one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, if any, as the Board of Directors may fix by resolution or resolutions, prior to the issuance of any shares of such series of Preferred Stock, each of which series may differ from any and all other series, including, without limiting the generality of the foregoing, the following:

     (i) The number of shares constituting such series of Preferred Stock and the designation thereof;

     (ii) The dividend rate, if any, on the shares of such series of Preferred Stock, whether and the extent to which any such dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payments of any dividends, and the times at which, and the terms and conditions on which, any dividends shall be paid;

     (iii) The right, if any, of the holders of shares of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by the GCL;

     (iv) The right, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or the right, if any, of the Corporation to exchange the same for, another class or series of stock of the Corporation and the terms and conditions, including any provision for future adjustment in the conversion or exchange rate, under which said shares may be converted or exchanged;

     (v) The redemption or purchase price or prices of the shares of such series of Preferred Stock, if any, and the times at which, and the terms and conditions on which, the shares of such series of Preferred Stock may be redeemed or purchased;

     (vi) The terms of the sinking fund, if any, to be provided for such series of Preferred Stock, and the terms and amount of such sinking fund;

     (vii) The rights of the holders of shares of such series of Preferred Stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of such holders with respect thereto; and

     (viii) Any other relative powers, preferences and rights, and any qualifications, limitations or restrictions, of such series of Preferred Stock.

      FIFTH: The name and mailing address of the incorporator is Elizabeth A. Creamer, 211 N. Broadway, Suite 3600, St. Louis, Missouri 63102.
      SIXTH: All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by applicable law. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

     (i) to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend or repeal By-laws made by the Board of Directors; and

     (ii) from time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as provided by applicable law or the By-laws of the Corporation or as authorized by resolution of the stockholders or Board of Directors of the Corporation.

      SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director; provided, however, that the foregoing shall not be deemed to eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This provision is not intended to eliminate or narrow any defenses to or protection against liability otherwise available to directors of the Corporation. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      EIGHTH:
      A.    Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is a legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.
      B.     The Board of Directors may adopt By-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.
      NINTH: To the maximum extent permitted by law, in the event that either the Corporation or any stockholder of the Corporation acquires knowledge of any potential transaction, agreement, arrangement or other matter which may be an opportunity for both the Corporation and such stockholder, neither the Corporation nor such stockholder will have any duty to communicate or offer such opportunity to the other and such stockholder will not be liable to the Corporation for breach of any fiduciary or other duty, as a stockholder or otherwise, and the Corporation will not be liable to such stockholder, by reason of the fact that the Corporation or such stockholder, as the case may be, pursues or acquires such opportunity for itself or does not communicate such opportunity or information regarding such opportunity to such stockholder or the Corporation, as the case may be.
      TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

            CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
TRAVELZOO INC.
TRAVELZOO INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:
FIRST: The name of the Corporation is Travelzoo Inc.
SECOND: The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 18, 2001.
THIRD: Section A of Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:
"A.    Classes and Number of Shares.
Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Amendment to the Corporation's Certificate of Incorporation, each twenty-five (25) shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified, combined, and converted into one (1) validly issued, fully paid, and non-assessable share of Common Stock, par value $0.01 per share, of the Corporation, without any action by any holder thereof; provided that no fractional share interests shall be issued as a result of the foregoing reclassification, combination, and conversion to any stockholder that holds, of record, fewer than twenty-five (25) shares of Common Stock immediately prior to the Effective Time, and, in lieu of such fractional share interests (collectively, "Converted Fractionalized Interests"), any such stockholder shall be entitled, upon the Effective Time, to receive a cash payment equal to the Share Value (as defined below) of each share of Common Stock held by such stockholder immediately prior to the Effective Time.
As used herein, "Share Value" shall mean the higher of (i) the average closing price of the Common Stock on the Nasdaq Global Select Market ("Nasdaq") for the ten (10) consecutive trading days ending on the last trading day prior to the date of the Effective Time and (ii) the average sale price received by the transfer agent of the Common Stock in its sale in open market transactions on Nasdaq of the shares of Common Stock resulting from its aggregation of all Converted Fractionalized Interests without the deduction of any costs associated with such sales.
From and after the Effective Time, (i) certificates that, immediately prior to the Effective Time, represent shares of Common Stock that are held by any stockholder that holds more than twenty-five (25) shares of Common Stock immediately prior to the Effective Time shall thereafter represent the number of shares of Common Stock into which such shares shall have been reclassified, combined, and converted at the Effective Time pursuant to this Certificate of Amendment, and (ii) certificates that, immediately prior to the Effective Time, represent shares of Common Stock that are held by any stockholder that holds fewer than twenty-five (25) shares of Common Stock immediately prior to the Effective Time shall thereafter represent only the right to receive a payment in cash equal to the Share Value for each share of Common Stock previously represented by such certificate.
The total number of shares of stock which the Corporation shall have the authority to issue is 40,000,000 shares of common stock of the par value of $0.01 each, amounting in the aggregate to Four Hundred Thousand Dollars ($400,000) ("Common Stock"), and 5,000,000 shares of preferred stock of the par value of $0.01 each , amounting in the aggregate to $50,000 ("Preferred Stock")."
FOURTH: This Certificate of Amendment shall become effective as of November 6, 2013 at 5:00 p.m.
FIFTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. A meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on September 12, 2013 at which meeting the necessary number of shares required by applicable law were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the sixth day of November, 2013.

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
TRAVELZOO INC.
TRAVELZOO INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:
FIRST: The name of the Corporation is Travelzoo Inc.
SECOND: The Corporation's original Certificate of Incorporation was filed with the Secretary of State on January 18, 2001.
THIRD: Section A of Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:
"A.    Classes and Number of Shares.
Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Amendment to the Corporation's Certificate of Incorporation, each one (1) issued and outstanding share of the Corporation's Common Stock, par value $0.01 per share, immediately prior to the Effective Time, and (i) any fractional share of Common Stock held by any stockholder that holds, of record, in excess of one (1) share of Common Stock immediately prior to the Effective Time, and (ii) any fractional interest held by the Corporation's transfer agent pending disposition thereof on behalf of the former holders thereof, in each case shall automatically be reclassified, changed, and converted into twenty-five (25) validly issued, fully paid, and non-assessable shares of Common Stock, par value $0.01 per share (or, with respect to fractional share interests, such lesser number of shares and fractional shares as may be applicable based upon such 25 for-1 ratio), without any action by any holder thereof. From and after the Effective Time, certificates that, immediately prior to the Effective Time, represent Common Stock shall thereafter represent the number of shares of Common Stock into which such shares shall have been reclassified, changed, and converted at the Effective Time pursuant to this Certificate of Amendment.
The total number of shares of stock which the Corporation shall have the authority to issue is 40,000,000 shares of common stock of the par value of $0.01 each, amounting in the aggregate to Four Hundred Thousand Dollars ($400,000) ("Common Stock"), and 5,000,000 shares of preferred stock of the par value of $0.01 each, amounting in the aggregate to $50,000 ("Preferred Stock")."
FOURTH: This Certificate of Amendment shall become effective as of November 6, 2013 at 5:01 p.m.
FIFTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. A meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on September 12, 2013 at which meeting the necessary number of shares required by applicable law were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the sixth day of November, 2013.